Exhibit 99.1

[Logo]

DIVIDEND REINVESTMENT & CASH PURCHASE PLAN

Cusip # 81721M 10 9

400 Centre Street

Newton, MA  02458-2076

Tel: (617) 796-8350

Fax: (617) 796-8349

Dear Shareholder:

Thank you for your interest in our Dividend Reinvestment and Cash Purchase Plan (the “Plan”).  We believe the Plan will satisfy objectives of investors who are interested in long-term capital growth rather than immediate income.  The Plan provides shareholders an opportunity to systematically and conveniently increase the number of shares they own in Senior Housing Properties Trust (the “Trust”) at no added cost.  In addition, shareholders may elect to make additional cash payments up to $10,000 per fiscal quarter to purchase additional shares of the Trust at no cost to the shareholder.  Generally, all commissions and administrative charges for shares held and acquired pursuant to the Plan are paid by the Trust.

The Plan is administered by Wells Fargo Bank, N.A., the Trust’s transfer agent.  Participation in the Plan is voluntary and you may join or withdraw at any time.  The following pages describe the Plan, and hopefully will answer any questions you may have.  You may enroll in the Plan by signing and returning the enrollment card at the back of this brochure or by calling the transfer agent at (866) 877-6331.

Sincerely,

/s/ David J. Hegarty

David J. Hegarty

President and Chief Operating Officer

The information contained in the following questions and answers should be read in connection with the Terms and Conditions of the Plan set forth in the back of this brochure.

What is the Dividend Reinvestment
and Cash Purchase Plan?

The Dividend Reinvestment and Cash Purchase Plan (the “Plan”) offers shareholders in Senior Housing Properties Trust (the “Trust”) a prompt and simple way to reinvest their quarterly dividends in common shares of beneficial interest (“Shares”) of the Trust, as well as to purchase additional Shares of the Trust.  Wells Fargo Bank, N.A. (“Wells Fargo” or “Plan Agent”) acts as Plan Agent for shareholders in administering the Plan.  The complete Terms and Conditions of the Plan appear later in this brochure.

Who can participate in the Plan?

If you own Shares in your own name, you can participate directly in the Plan.  If you own Shares that are held in the name of a brokerage firm, bank or other nominee, you should instruct your nominee to participate on your behalf.

The Plan Agent will administer the Plan on the basis of the number of Shares certified from time to time by you as representing the total amount registered in your name or held for your account by your nominee.  Nominees should provide to the Plan Agent a listing of participating beneficial owners.

Reinvestment of dividends

If you choose to participate in the Plan, all your dividends will be promptly invested for you, automatically increasing your holding in the Trust.  All reinvestments are in full and fractional Shares carried to three decimal places.

Purchase of additional Shares

In addition to reinvestment of dividends, participants have the option to purchase up to $10,000 in additional Shares of the Trust each fiscal quarter.  Shares purchased upon exercise of this optional purchase option are added to a participant’s Plan account.  You may send in a check or have the funds automatically withdrawn from your designated bank account.

Is there a cost to participate?

There is no charge to participants for reinvesting dividends or purchasing Shares.  The Plan Agent’s service fees and brokerage charges are generally paid by the Trust except for withdrawal from the Plan.

What are the tax implications for participants?

You will receive tax information annually for your personal records and to help you prepare your federal income tax return.  The automatic reinvestment of dividends does not relieve you of any income tax which may be payable on dividends or distributions or on our payment of brokerage commissions on your behalf.

What is Direct Registration?

The Trust is a participant in the Direct Registration System (DRS).  DRS is a method of recording shares in book-entry form.  Book-entry means that your Shares are registered in your name on the books of the Trust without the need for physical certificates.  Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form.  With DRS shareholders can:

•              Eliminate the risk and cost of storing certificates in a secure place

•              Eliminate the cost associated with replacing lost, stolen, or destroyed certificates

•              Move shares electronically to your broker

How to Begin. Any future share transactions will be issued in book-entry form rather than physical certificates unless otherwise specified by the requester.  You may convert any share certificate(s) you are currently holding into book-entry form.  Send the share certificate(s) to Wells Fargo with a request to deposit them to your DRS account.  There is no cost to you for this custodial service, and by doing so you will be relieved of the responsibility for loss or theft of your certificate(s).  Your certificate(s) should not be endorsed, and we recommend sending your certificate registered insured mail for 2% of the current market value.

Electronic Share Movement. You may choose to have a portion or all of your full book-entry Plan Shares delivered directly to your broker by contacting your broker/dealer.  When using your broker to facilitate a share movement, provide them with a copy of your DRS account statement.

Once enrolled in the Plan, may I withdraw from it?

You may withdraw from the Plan without penalty at any time by calling or writing to Wells Fargo (see “Whom should I contact for additional information?”).  Your withdrawal will be effective as specified in paragraph 14 of the Terms and Conditions.

If you withdraw, all or a portion of your full Plan Shares will be converted to book-entry (DRS); or, if you wish, Wells Fargo will sell your Shares and send you the proceeds, less a service fee and brokerage commission.  Wells Fargo will convert any fractional Shares you hold at the time of your withdrawal to cash at the current market price and send you a check for the net proceeds.

How do participating shareholders benefit?

•              You will build holdings in the Trust easily and automatically, at reduced costs.

•              You will receive a detailed account statement from Wells Fargo showing total dividends and purchases, date of investment, Shares acquired and price per Share and total Shares of record held by you and the Plan Agent for you.  Your proxy will include Shares purchased for you by the Plan Agent according to the Plan.

•              As long as you participate in the Plan, Wells Fargo will hold the Shares it has acquired for you in safekeeping, in non-certificated form.  This convenience provides protection against loss, theft or inadvertent destruction of certificates.

Whom should I contact for additional information?

If you hold Shares in your own name, please address all notices, correspondence, questions or other communications regarding the Plan to:

Wells Fargo Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

Certified/Overnight Mail:

Wells Fargo Shareowner Services

161 North Concord Exchange

South St. Paul, MN 55075-1139

General Information:

Fax: 651-450-4085

Tel: 1-866-877-6331

Tel: 651-450-4064 (outside the United States)

An automated voice response system is available 24 hours a day, 7 days a week.  Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Standard Time, Monday through Friday.

Internet:

General Inquiries — www.wellsfargo.com/shareownerservices

Account Information — www.shareowneronline.com

If your Shares are not held in your name, you should contact your brokerage firm, bank or other nominee for more information and to see if your nominee will participate in the Plan on your behalf.

How do I access my account information and perform transactions online?

For shareholders of record, to activate your account and establish a Personal Identification Number (PIN), you will need your 10-digit Wells Fargo account number (which is listed on your account statement), your Social Security number, your email address and the name of the Trust.

Instructions to access your account online
are as follows:

Go to www.shareowneronline.com and click “Here.”  Next, simply click on the box titled “First Time Visitor,” then click on “New Member Sign-Up” and follow the instructions found on the “First Time Visitor New Member Registration” page.

Once you have successfully signed up, you will receive an e-mail notifying you that your account information is available, usually the next business day.

Once you have activated your account online, you can also authorize, change or stop your automatic cash withdrawal and investment service or sell some or all of your Plan Shares if the current market value of the Shares to be sold is $25,000 or less.  Certain restrictions may apply to online information and transactions.

Can I perform transactions by telephone?

If you already participate in the Plan and want to establish telephone privileges for your account, please call Wells Fargo.  You may establish telephone privileges for your Plan account, enabling you to execute certain Plan orders by phone.  You may sell a portion or all of your Plan Shares if the current market value of the Shares to be sold is $25,000 or less.  You may also request a certificate for a portion or all of your full Plan Shares if the current market value of shares to be acquired is $50,000 or less.  Certain restrictions may apply to telephone privileges.

How to enroll

To enroll in the Dividend Reinvestment and Cash Purchase Plan, please review the Terms and Conditions in this brochure.  Then all you need to do is:

1.  Go online at www.shareowneronline.com and follow the instructions provided or

2.  Complete and sign the attached authorization form and mail the form to Wells Fargo.

Your reinvestment will begin with the next dividend payable after Wells Fargo receives your authorization, provided it is received prior to the record date.  Should your authorization arrive after the record date, your reinvestment will begin with the following dividend.

Your ability to purchase additional Shares will begin with a receipt of an optional payment in accordance with the Terms and Conditions specified in paragraph 4 of the Terms and Conditions.  Such payment should be made payable to Shareowner Services and mailed to Wells Fargo at the address shown in this brochure.  “Senior Housing Properties Trust” and your account number or Social Security number should be noted on the check.  Either the Trust or Wells Fargo may amend or terminate the Plan.  Participants will receive written notice at least 60 days before the effective date of any amendment.  In case of termination, participants will receive written notice at least 60 days before the record date of any dividend distribution by the Trust.

Terms and Conditions of Dividend Reinvestment and Cash Purchases

1.  You, Wells Fargo Bank, N.A. (“you” or “Wells Fargo”), will act as Agent for me and will open an account for me under the Dividend Reinvestment and Cash Purchase Plan (the “Plan”) in the same name as my present common shares of beneficial interest (“Shares”) of Senior Housing Properties Trust (the “Trust”) are registered, as of the first record date for a dividend distribution after you receive the authorization duly executed by me.

2.  Whenever the Trust declares a distribution, you shall apply the amount of such dividend on my Shares and all optional cash payments to the purchase on the open market of Shares for my account.  Such purchases will be made on or shortly after the payment date for such dividend (historically paid in late February, May, August and November), and in no event more than 45 days after such date (the “Investment Date”), except where temporary curtailment or suspension of purchases is necessary to comply with applicable provisions of federal securities law.

3.  For all purposes of the Plan, Wells Fargo will purchase Shares on the New York Stock Exchange (the “NYSE”) or, if such Shares are not traded on the NYSE, where Shares are traded and the purchase will be on such terms as to price, delivery and otherwise as Wells Fargo may determine.  The price at which the Shares will be deemed to have been acquired for each participant shall be the weighted average price of all Shares purchased by Wells Fargo for all participants in the Plan.   Notwithstanding the foregoing provisions of this paragraph 3, in the event that the rules and regulations of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, require temporary suspension of such purchases, such purchases will be made or resumed as or when permitted by such rules and regulations.  Wells Fargo may rely and act upon an opinion of outside legal counsel in determining whether the purchase of Shares may be prohibited and when such purchases may be resumed.

4.  I understand that I have the option of sending up to $10,000 per fiscal quarter in additional funds to you to be expended by you to purchase Shares on the open market for my account.  Additional funds should be accompanied by either the authorization for automatic dividend reinvestment form or the optional cash election form attached to my statement directing you to apply such cash contribution to the purchase of Shares for my account.  Funds received more than 30 days before the Investment Date or less than two business days prior to the Investment Date will be returned uninvested unless I request to have Wells Fargo retain these funds until the next Investment Date.  I may withdraw my entire optional cash payment by written notice to you provided it is received by you not less than two business days before such payment is invested.  The number of Shares to be credited to my account shall be determined by dividing the dollar amount of the optional payment by the purchase price per Share as defined in Paragraph 3 above.

Optional cash investments must be in United States dollars.  Do not send cash.  If any optional cash investment, including payments by check or automatic withdrawal, is returned for any reason, Wells Fargo will remove from my account any Shares purchased upon prior credit of such funds, and will sell these Shares.  Wells Fargo may sell other Shares in the account to recover a returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional Shares as necessary to cover any market loss incurred by Wells Fargo.  Checks should be made payable to “Shareowner Services.”

I may elect to make optional cash investments, paid by electronic funds transfer and withdrawn automatically from my predesignated bank account.  To make optional cash investments by automatic deduction, I must go online or complete and sign an Automatic Cash Withdrawal and Investment Service Form, available from Wells Fargo, and return the form to Wells Fargo.  Forms are processed and become effective as promptly as practicable.  Once the automatic monthly deduction option is initiated, funds will be drawn from my designated bank account on or about five business days before the next cash Investment Date, and will be invested in the Shares on the cash Investment Date.  I will not receive any confirmation of the transfer of funds other than as reflected in my Plan account statement and in my bank account statement.

I may change the designated account for automatic deduction by online or written instruction to Wells Fargo.  I can stop the Automatic Cash Withdrawal and Investment Service by going online (see “How do I access my account information Internet Privileges?”), calling or writing Wells Fargo at the address shown in this brochure.  To be effective with respect to a particular Investment Date, my change or termination request must be received by Wells Fargo at least 15 business days prior to the Investment Date.

5.  Open-market purchases provided for above may be made on any securities exchange where the Trust’s Shares are traded or, if such Shares are not traded on any securities exchange, in the over-the-counter market and may be on such terms as to delivery and otherwise as you shall determine.  My funds held by you uninvested will not bear interest, and it is understood that, in any event, you shall have no liability in connection with any inability to purchase Shares within 45 days after the initial date of such purchase as herein provided or in connection with the timing of any purchases affected.  You shall have no responsibility for the value of the Shares of the Trust acquired for my account.

6.  I may elect to deposit my original certificate(s) into the Plan account for safekeeping by sending the certificates(s) to Wells Fargo together with instructions to deposit the certificate(s) into the Plan.  Because I bear the risk of loss when sending share certificates through the mail, Wells Fargo suggests that I send them registered insured for at least 2% of the current market value.  I should not endorse the certificates.  The transaction will appear on the statement for that period, and Shares will be held by Wells Fargo in its name or nominee name.  These Shares will be held in the Plan account until such time as I request a certificate, sale or termination from the Plan.  I should note that a cost basis record for deposited Shares cannot be provided by Wells Fargo, and therefore I should maintain a record of purchase prices.

7.  You may hold my Shares pursuant to my authorization, together with the Shares of other shareholders of the Trust acquired pursuant to similar authorizations, in my name or that of your nominee.  You will forward to me any proxy solicitation material and will vote any Shares so held for me only in accordance with the proxy returned by me to the Trust.  Upon my written request, you will deliver to me, without charge, a certificate or certificates for the full Shares.

8.  If I submit a request to sell all or part of my Plan Shares, and I request net proceeds to be automatically deposited to a bank checking or savings account, I must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If I am unable to provide a voided check or deposit slip, my written request must have my signature(s) medallion guaranteed by an eligible financial institution for direct deposit.  Requests for automatic deposit of sale proceeds that do not provide the required documentation will be ignored and a check for the net proceeds will be issued.

9.  You will confirm to me each acquisition made for my account as soon as practicable but not later than 60 days after the date thereof.  Although I may from time to time have an undivided fractional interest (computed to three decimal places) in a Share, no certificates for a fractional Share will be issued.  However, dividends on fractional Shares will be credited to my account.  In the event of termination of my account under the Plan, you will adjust for any such undivided fractional interest in cash at the market value minus service fees and commissions.

10. It is understood that the reinvestment of dividends does not relieve me of any income tax which may be payable on some dividends.  You will report to me the amount of dividends credited to my account.

11. Except as otherwise expressly provided herein, I may not sell, pledge, hypothecate or otherwise assign or transfer my account, any interest therein or any cash or Shares credited to my account.  No attempt at any such sale, pledge, hypothecation or other assignment or transfer shall be effective.  Nothing herein shall affect my rights in respect to Shares for which certificates have been received.

12. Any share dividends or split shares distributed by the Trust on Shares held by you for me will be credited to my account.  If I send a notice of termination or a request to sell to you between the record date and the payable date for a share distribution, the request will not be processed until the share distribution is credited to my account.  In the event that the Trust makes available to its shareholders rights to purchase additional Shares held for me under the Plan, such rights will be added to other Shares held by me in calculating the number of rights to be issued to me.

13. FEE DISCLOSURE TABLE

Certificate Deposit	company paid

Certificate Issuance	company paid

Investment Fees
via dividend reinvestment	company paid
via optional cash investment	company paid
via automatic withdrawal	company paid
purchase commission	company paid
Sale Fees
service fee	$10.00 per transaction
sale commission	$0.10 per share
Fee for Returned Checks or Rejected Automatic Bank Withdrawals	$25.00 per item
Prior Year Duplicate Statements	$15.00 per year

Notwithstanding the above, (i) the Trust will not be charged any brokerage commissions on any purchase of Shares (with respect to the reinvestment of dividends and any optional cash contributions) that exceed (on a per share basis) four percent of the weighted average per share price of Shares purchased by Wells Fargo for all participants in the Plan on or with respect to an Investment Date and (ii) the Trust reserves the right not to pay any brokerage commissions or any other fees or charges to the extent the Trust determines that any such brokerage commissions or other fees or charges would result in adverse tax consequences to the Trust.

14. I may terminate my account under the Plan by notifying you in writing or by calling the number shown in this brochure.  If my request to terminate my participation in the Plan is received on or after a dividend record date, but before the dividend payment date, my termination will be processed as soon as practicable, and a separate dividend check will be mailed to me.  Future dividends will be paid in cash, unless I rejoin the Plan.  In addition, if I send notice of termination or a request to sell to Wells Fargo between the record date and payable date of a share distribution, the request will be held until the share distribution is credited to my account. The Plan may be terminated by you or the Trust upon notice in writing mailed to me at least 60 days prior to any dividend by the Trust.  Upon any termination I may elect to receive either shares or cash for all the full Shares in the account.  If cash is elected, you will sell such Shares at the then current market value and you will send the proceeds to me, after deducting brokerage commissions and service charges.  If no election is made in the request for termination, full Shares held in the Plan will be converted to book-entry (DRS).  In either case, I will receive cash, minus brokerage commissions and service charges, at the current market value in lieu of any fractional interest in a Share.

If I submit a request to sell all or part of my Plan Shares, and I request net proceeds to be automatically deposited to a United States bank checking or savings account, I must provide a voided blank check for a checking account or blank savings deposit slip for a savings account.  If I am unable to provide a voided check or deposit slip, my written request must have my signature(s) medallion guaranteed by an eligible financial institution for direct deposit.  Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

I should be aware that the share price of the Trust’s Shares may fall or rise during the period between a request for sale, its receipt by Wells Fargo, and the ultimate sale in the open market.  I should evaluate these possibilities while deciding whether and when to sell any Shares through the Plan.  The price risk will be borne solely by me.

If my request to transfer all Shares in my Plan account is received between a dividend record date and payable date, my transfer request will be processed; however, my Plan account will not be terminated.  I may receive additional dividend reinvestment Shares which will require me to submit a written request to transfer the additional Shares.

15. These Terms and Conditions may be amended or supplemented by you or the Trust at any time but, except when necessary or appropriate to comply with applicable laws or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to me appropriate written notice at least 60 days prior to the effective date thereof.

The amendment or supplement shall be deemed to be accepted by me unless, prior to the effective date thereof, you receive written notice of the termination of my account under the Plan.  Any such amendment may include an appointment by you in your place and stead of a successor Agent under these Terms and Conditions, with full power and authority to perform all or any of the acts to be performed by the Agent under these Terms and Conditions.  Upon any such appointment of any agent for the purpose of receiving dividends, the Trust will be authorized to pay to such successor Agent, for my account, all dividends payable on Shares of the Trust held in my name or under the Plan for retention or application by such successor Agent as provided in these Terms and Conditions.

16. You should at all times act in good faith and agree to use your best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement and to comply with applicable law but assume no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by your negligence, bad faith or willful misconduct or that of your employees.  You shall not be liable hereunder for any act done in good faith, or for any good faith omission to act, including without limitation, any claims of liability

(1) arising out of failure to terminate my account upon my death prior to receipt of notice in writing of such death, and (2) with respect to the prices at which Shares are purchased or sold for my account and the times such purchases or sales are made.

17. Wells Fargo will furnish the name of the registered broker/dealer utilized in Share transactions, within a reasonable time upon my written request.

18. These Terms and Conditions shall be governed by the laws of The Commonwealth of Massachusetts.